Exhibit 10.6

MAVENIR PLC

2020 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF  DIRECTORS: [____ __], 2020

APPROVED BY THE SHAREHOLDERS: [____ __], 2020

TERMINATION DATE: [____ __], 2030

I. INTRODUCTION

1.1 PURPOSES. The purposes of the Mavenir plc 2020 Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2 CERTAIN DEFINITIONS.

“Agreement” means the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 5.11(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board.

“Company” means Mavenir plc, a public limited company incorporated under the laws of England and Wales.

“Election” has the meaning set forth in Section 5.8.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Act Person” means any natural person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” does not include: (i) the Company or any Subsidiary; (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; (v) any natural person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of this Plan, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or (vi) to the extent that Siris Capital Group, LLC (“Siris”), together with any of its affiliates, owns 10% or more of the combined voting power of the Company’s then outstanding securities, Siris or any affiliate of Siris.

“Fair Market Value” means the closing transaction price of a Share as reported on NASDAQ on the date as of which such value is being determined or, if the Shares are not listed on NASDAQ, the closing transaction price of a Share on the principal national stock exchange on which the Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code; provided, further, in the case of grants made in connection with the Initial Public Offering, Fair Market Value shall mean the price per share at which Shares are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering.

“Free-Standing SAR” means a SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Shares) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Rights” means incentive rights under the Mavenir 2017 Long Term Incentive Plan, as amended from time to time.

“Incentive Share Option” means an option to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Share Option.

“Initial Public Offering” means the underwritten public offering of the issued share capital of the Company (or of any holding company of the Company) that (A) is led by a nationally recognized financial institution reasonably acceptable to the Board, (B) is registered on a Form S-1 registration statement (or a comparable form of registration statement) under the United States Securities Act of 1933, as amended (or applicable UK securities law), and (C) following which such publicly offered equity is listed on the London Stock Exchange’s markets for listed securities, the Alternative Investment Market of the London Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market or on any other “recognised investment exchange” (as defined in section 285 of the Financial Services and Markets Act 2000).

“ITEPA” has the meaning set forth in Section 5.7.

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonstatutory Share Option” means an option to purchase Shares which is not an Incentive Share Option.

“Other Share Award” means an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” means a right to receive an amount of cash, Shares, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Share Award, of the Shares subject to such award, or, in the case of a Restricted Share Unit Award, Other Share Award or Performance Award, to the holder’s receipt of the Shares subject to such award or of payment with respect to such award. Such criteria and objectives may include one or more of the following corporate-wide or Subsidiary, division, operating unit, line of business, project, geographic or individual measures: the attainment by a Share of a specified Fair Market Value for a specified period of time; increase in shareholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total shareholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; bookings; billings; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, operating cash flow, cash flow per share, cash flow margin or free cash flow; cash collections; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, acquisitions or divestitures, research and development achievements, collaborations, or joint ventures and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” means any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Required Tax Payment” has the meaning set forth in Section 5.5.

“Restricted Shares” means Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Award” means an award of Restricted Shares under this Plan.

“Restricted Share Unit” means a right to receive one Share or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Unit Award” means an award of Restricted Share Units under this Plan.

“Restriction Period” means any period designated by the Committee during which either (i) the Shares subject to a Restricted Share Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Share Unit Award or Other Share Award shall remain in effect.

“SAR” means a share appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“Share” or “Shares” means the Class A ordinary shares, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Share Award” means a Restricted Share Award, Restricted Share Unit Award or Other Share Award.

“Subject Person” has the meaning set forth in Section 5.11(a)(1).

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” means an SAR which is granted in tandem with, or by reference to, an option (including a Nonstatutory Share Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Shares (which may be Restricted Shares) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.

“Tax Date” has the meaning set forth in Section 5.5.

“Ten Percent Holder” has the meaning set forth in Section 2.1(a).

“UK” means the United Kingdom.

“UK Holder” means any holder: (i) employed in, tax resident in, or otherwise subject to tax in the UK; or (ii) otherwise determined to be a UK Holder by the Board.

1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase Shares in the form of Incentive Share Options or Nonstatutory Share Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Share Awards in the form of Restricted Shares, Restricted Share Units or Other Share Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Shares subject to an award, the number of SARs, the number of Restricted Share Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may determine that it some or all of its power and authority hereunder will be exercised the Board or delegate some or all of its power and authority hereunder to any members of the Board or, subject to applicable law, to another subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Association and/or similar organizational documents) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers, employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. Participants shall also consist of persons to whom awards are granted under this Plan in substitution for Incentive Rights in connection with the transactions relating to the Initial Public Offering. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. Notwithstanding anything herein to the contrary, the aggregate value of cash compensation to be paid and the grant date fair value of equity awards that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $1,500,000, multiplied by two with respect to the fiscal year of a Non-Employee Director’s initial service on the Board and excluding for purposes of the limits set forth in this sentence any distributions from a deferred compensation arrangement.

1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.10 and to all other limits set forth in this Plan, the maximum number of Shares that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be equal to 16.5% of the aggregate number of Shares and Class B ordinary shares (collectively, the “Ordinary Shares”) of the Company outstanding immediately following the consummation of the Initial Public Offering. Subject to adjustment as provided in Section 5.10, no more than 20,000,000 Shares in the aggregate may be issued under the Plan in connection with Incentive Share Options. The number of Shares available under the Plan shall increase annually on the first day of each fiscal year of the Company, beginning with the fiscal year ending January 31, 2022, and continuing until (and including) the fiscal year ending January 31, 2031, with such annual increase equal to an amount equal to the lesser of (i) 4.5% of the number of Ordinary Shares issued and outstanding on January 31 of the immediately preceding fiscal year and (ii) an amount determined by the Board. The number of Shares that remain available for future grants under this Plan shall be reduced by the sum of the aggregate number of Shares that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Share Awards and outstanding Performance Awards denominated in Shares.

To the extent that Shares subject to an outstanding option, SAR, Share Award or Performance Award granted under the Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Shares shall again be available under this Plan. In addition, Shares subject to an award under this Plan shall again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or share-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding anything herein to the contrary, shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available under this Plan.

The number of Shares available for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares to be delivered under this Plan shall be made available from unissued Shares which the Board has allot pursuant to section 551 of the Companies Act 2006, or issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.

II. SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

2.1 SHARE OPTIONS. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Share Option, shall be a Nonstatutory Share Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Share Options are exercisable for the first time by a holder during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount ($100,000 as of the effective date of this Plan) established by the Code, such options shall constitute Nonstatutory Share Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of Shares subject to an option and the purchase price per Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such option; provided further, that if an Incentive Share Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per Share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Share Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per Share subject to such option may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option may be exercised later than ten years after its date of grant; provided further, that if an Incentive Share Option shall be granted to a Ten Percent Holder, such option may not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Shares.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either: (A) in cash; (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise; (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (D) in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; (E) in any other form of legal consideration that may be acceptable to the Committee and specified in the Agreement; or (F) a combination of (A), (B), (C) and (E), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 SHARE APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Share Option shall be granted at the same time that such Incentive Share Option is granted. The base price of a Tandem SAR shall be the purchase price per Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per Share subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR may be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for Restricted Shares, a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Shares shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a share-settled SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the Shares subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised by (i) giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised by (A) giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

2.4 NO REPRICING. The Committee shall not, without the approval of the shareholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.10.

2.5 NO DIVIDEND EQUIVALENTS. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such option or SAR.

III. SHARE AWARDS

3.1 SHARE AWARDS. The Committee may, in its discretion, grant Share Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Share Award shall specify whether the Share Award is a Restricted Share Award, a Restricted Share Unit Award or, in the case of an Other Share Award, the type of award being granted.

3.2 TERMS OF RESTRICTED SHARE AWARDS. Restricted Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Shares subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, Restricted Shares shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.9, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, and subject to the terms and conditions of a Restricted Share Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that (i) a distribution with respect to Shares, other than a regular cash dividend, and (ii) a regular cash dividend with respect to Shares that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Shares with respect to which such distribution was made.

3.3 TERMS OF RESTRICTED SHARE UNIT AWARDS. Restricted Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Unit Award, including the number of Shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Share Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Share Unit Awards. The Agreement relating to a Restricted Share Unit Award shall specify (i) whether such award may be settled in Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such award. Any dividend equivalents with respect to Restricted Share Units that are subject to performance-based vesting conditions shall be subject to the same performance-based vesting restrictions as such Restricted Share Units. Prior to the settlement of a Restricted Share Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the Shares subject to such award.

3.4 OTHER SHARE AWARDS. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, including without limitation Shares granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred share units, share purchase rights and Shares issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.

3.5 TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Share Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

IV. PERFORMANCE AWARDS

4.1 PERFORMANCE AWARDS. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 TERMS OF PERFORMANCE AWARDS. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in Shares (including Restricted Shares) or cash or a combination thereof. If a Performance Award is settled in Restricted Shares, such Restricted Shares shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Shares shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same performance-based vesting restrictions as such Performance Award. Prior to the settlement of a Performance Award in Shares, including Restricted Shares, the holder of such award shall have no rights as a shareholder of the Company.

4.3 TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

V. GENERAL

5.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the shareholders of the Company for approval and, if approved, shall become effective as of the date of such shareholder approval. This Plan shall terminate on the tenth anniversary of Board approval of the Plan, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

5.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s shareholders if (i) shareholder approval is required by applicable law, rule or regulation, including any rule of NASDAQ or any other stock exchange on which the Shares are then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.4 or the terms of Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 AGREEMENT. The Company may condition an award holder’s right (a) to exercise, vest or settle the award and (b) to receive delivery of shares, on the execution and delivery to the Company of an Agreement and the completion of other requirements, including, but not limited to, the execution of a non-competition and/or non-solicitation agreement by the recipient and delivery thereof to the Company. Notwithstanding anything contained herein to the contrary, the Committee may approve an Agreement that, upon the termination of an award holder’s employment or service, provides that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.

5.4 NON-TRANSFERABILITY. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 TAX WITHHOLDING. The Company shall have the right to require, as a condition precedent to: (i) the issuance or delivery of any Shares; or (ii) the payment of any cash, pursuant to an award made hereunder, that the holder makes arrangements acceptable to the Company in the Company’s sole discretion for payment by the holder of such award of any taxes and/or and social security contributions (including, without limitation, any UK national insurance contributions to the extent permitted by applicable law) which may be required to be withheld or paid as a result of, in connection with or with respect to the grant, issue, vesting or exercise of such award (as applicable) (the “Required Tax Payment”). The Company shall not be required to issue or release any Shares, or to pay any cash pursuant to an award until such arrangements are established and fulfilled to the satisfaction of the Company. Such arrangements may provide, without limitation and at the sole discretion of the Board, that (i) the Company shall (A) withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or (B) withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation, (ii) the holder permits the Company to sell, on the holder’s behalf, such amount of whole Shares which would otherwise be delivered to the holder as is necessary to enable the holder to pay to the Company the Required Tax Payment, or (iii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax

Payment; (C) authorizing the Company to withhold an amount of cash which would otherwise be payable to a holder equal to the Required Tax Payment; (D) a cash payment by a broker-dealer acceptable to the Company; or (E) any combination of (A), (B), (C) and (D), in each case to the extent set forth in the Agreement relating to the award. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate applicable to U.S. taxpayers (or, if permitted by the Company, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules with respect to U.S. taxpayers).

5.6 INDEMNIFICATION. Notwithstanding the provisions of Section 5.5, each holder (in respect of himself or herself only) indemnifies the Company and each Subsidiary, and holds the Company and each Subsidiary harmless against and from any and all liability for any taxes or payments in respect of taxes (including social security and national insurance contributions, to the extent permitted by applicable law), arising as a result of, in connection with or in respect of the grant, purchase, vesting or exercise of, or other dealing in an award granted or issued pursuant to this Plan.

5.7 SECTION 431 ELECTION. In circumstances where any Shares are to be acquired by a UK Holder pursuant to an award, such UK Holder shall not be entitled to receive such Shares in accordance with the terms of this Plan unless (i) such UK Holder enters into an election jointly with the UK Holder’s employer, pursuant to Section 431 UK Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in the form prescribed by the Board; or (ii) the Board agrees otherwise.

5.8 JOINT TAX ELECTION. As a condition precedent of the issuance or delivery of any Shares to a UK Holder pursuant to an award made hereunder, the Board may require such UK Holder to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company or any Subsidiary in connection with the grant, vesting or exercise of the award, or the sale of any Shares acquired pursuant to the award. To accomplish the foregoing, the Company may require that the UK Holder expressly agrees to enter into a joint election in accordance with Paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 by and between the relevant UK Holder and the Company in a form provided by the Company (the “Election”) and such further joint elections as may be required by the Company or any successor to the Company.

5.9 COMPLIANCE WITH APPLICABLE LAWS; RESTRICTIONS ON SHARES. The grant of all awards hereunder and the issuance of any Shares pursuant to any award are subject to compliance with all applicable requirements of law, including but not limited to laws with respect to the issuance and sale of Shares and the requirements of any stock exchange or market system upon which the Shares may then be listed. Each award made hereunder is subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The determination by the Company that it is unable to satisfy any such requirement or obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any and all liability in respect of the inability or failure to issue or sell such Shares as to which such requisite requirement has not been satisfied or authority shall not have been obtained. The Company may require that certificates evidencing Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.10 ADJUSTMENT. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of Shares to change, such as a share dividend, share split, spinoff, rights offering, or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Share Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.11 CHANGE IN CONTROL.

(a) For purposes of this Plan, “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(1)

any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(2)

there is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and an Exchange Act Person and, immediately after the consummation of such merger, consolidation, or similar transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction; or

(3)

there is consummated a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Exchange Act Person, other than a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company immediately prior to such sale or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2) or (3) shall also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

(b) Subject to the terms of the applicable Agreements, in the event of a Change in Control, the Board, as constituted prior to the Change in Control, may, in its discretion:

(1)

require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Share Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)

require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property be substituted for some or all of the Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.10; and/or

(3)

require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of Shares then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such option or SAR, (B) in the case of a Share Award or a Performance Award denominated in Shares, the number of Shares then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.11(b)(1) , whether or not vested, multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.11(b)(1) ; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above or the issuance of shares or other property pursuant to clause (ii) above.

5.12 DEFERRALS. The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.13 NO RIGHT OF PARTICIPATION, EMPLOYMENT OR SERVICE.

(a) Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

(b) No person shall have any right to compensation or damages on account of any loss in respect of the Plan where such loss arises (or is claimed to arise), in whole or in part, from termination of office or employment. This exclusion of liability applies however termination of office or employment is caused and however compensation or damages may be claimed. No person shall have any right to compensation or damages on account of any loss in respect of the Plan (however the relevant circumstances are caused, and however compensation or damages may be claimed) where such loss arises (or is claimed to arise), in whole or in part, from: (i) subject to Section 5.11, the liquidation, dissolution, sale, merger or a similar event affecting the Company or a Subsidiary; (ii) any decision by the Board or the Committee that any person shall not participate in the Plan; (iii) any variation to awards, including any variation of Performance Measures, the Performance Period, or to an applicable vesting schedule, or (iv) any variation to the Plan or its complete suspension or termination.

5.14 RIGHTS AS SHAREHOLDER. No person shall have any right as a shareholder of the Company with respect to any Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such Shares or equity security.

5.15 DESIGNATION OF BENEFICIARY. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.16 AWARDS SUBJECT TO CLAWBACK. The awards granted under this Plan and any cash payment or Shares delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.17 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code, shall be governed by the laws of England and Wales and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.18 COMPLIANCE WITH SECTION 409A OF THE CODE. To the extent that the Board determines that any award granted hereunder is subject to Section 409A of the Code, the Plan and applicable Agreement will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Agreement specifically provides otherwise), if the Shares are publicly traded, and if a holder holding an award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such holder’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the holder’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

5.19 FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

RSU AWARD - EXECUTIVE OFFICER

MAVENIR PLC

2020 EQUITY INCENTIVE PLAN

Restricted Share Unit Award Notice

[Name of Holder]

You have been awarded a restricted share unit award with respect to Class A ordinary shares of Mavenir plc, a public limited company incorporated under the laws of England and Wales (the “Company”), pursuant to the terms and conditions of the Mavenir plc 2020 Equity Incentive Plan (the “Plan”) and the Restricted Share Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Share Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Share Units:	You have been awarded a restricted share unit award with respect to [_______] Class A ordinary shares, par value $0.001 per share, subject to adjustment as provided in the Plan.

Grant Date:	[____________________, _____]

Vesting Schedule:	Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Holder, the Award shall vest (i) on the six-month anniversary of the Initial Public Offering with respect to 16 % of the shares subject to the Award on the Grant Date, (ii) in five (5) equal quarterly installments thereafter with respect to 45% of the shares subject to the Award on the Grant Date, and (iii) on the two-year anniversary of the Initial Public Offering with respect to 39% of the shares subject to the Award on the Grant Date, in each case, only if, Holder remains continuously employed by the Company through the applicable vesting date.

MAVENIR PLC

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Mavenir plc, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

MAVENIR PLC

2020 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

Mavenir plc, a public limited company incorporated under the laws of England and Wales (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Mavenir plc 2020 Equity Incentive Plan (the “Plan”), a restricted share unit award (the “Award”) with respect to the number of Class A ordinary shares of the Company, par value $0.001 per share (“Shares”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2. Rights as a Shareholder. The Holder shall not be entitled to any privileges of ownership with respect to the Shares subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a shareholder of record with respect to such shares.

3. Restriction Period and Vesting.

3.1. Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice, provided the Holder remains continuously employed by the Company through the applicable vesting date. The period of time prior to such vesting shall be referred to herein as the “Restriction Period.”

3.2. Termination of Employment

(a) Termination of Employment due to Death or Disability. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or termination by the Company due to Disability, then in any such case, 100% of the unvested portion of the Award shall be vested upon such termination of employment.

(b) Termination of Employment Without Cause or Resignation for Good Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of (i) the Company’s termination of the Holder’s employment without Cause or (ii) the Holder’s resignation from employment for Good Reason, then in any such case, 100% of the unvested portion of the Award shall be vested upon such termination of employment.

(c) Termination of Employment by the Company or by the Holder for Any Other Reason. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of (i) the Company’s termination of the Holder’s employment for any reason other than (A) without Cause or (B) due to death or Disability or (ii) the Holder’s resignation from employment without Good Reason, then, except as otherwise determined by the Company, any unvested portion of the Award shall be immediately forfeited by the Holder and cancelled by the Company.

3.3. Definitions.

(a) Cause. For purposes of this Award, “Cause” shall mean “Cause” as such term is defined in any employment, consultancy, service, severance or similar agreement between the Holder and the Company or any of its affiliates then in effect (but, for the avoidance of doubt, not any severance plan, practice or arrangement), or, if there is no such agreement or no such agreement contains a definition of Cause (or a term of similar meaning, such as “good cause”), then “Cause” means the Holder’s: (i) refusal or failure to follow one or more written policies of the Company or any of its affiliates (collectively, the “Company Group”) (including any applicable code of conduct or ethics) that are applicable to the Holder; (ii) conduct amounting to gross incompetence; (iii) prolonged or chronic absence (excluding vacations, illnesses, serious health conditions or approved leaves of absence) from work, which is not authorized or excused; (iv) willful refusal or failure to perform lawful duties, or to comply with any lawful instruction or resolution of the Board or the board of directors (or similar body) of any member of the Company Group or of the Holder’s supervisor; (v) embezzlement, misappropriation of any property or other asset of any member of the Company Group or misappropriation of a corporate opportunity of any member of the Company Group; (vi) offer, payment, solicitation or acceptance in violation of the policies of any member of the Company Group or any law of any bribe, kickback or item of value with respect to the business of any member of the Company Group; (vii) indictment or commission of or the entering of a plea of nolo contendere or guilty with respect to, any felony whatsoever or any misdemeanor involving moral turpitude; (viii) misconduct or illegal conduct which is detrimental to any member of the Company Group (including, without limitation, disparagement that materially adversely affects the reputation of the Company Group); (ix) engagement in any unwelcome sexual advances, requests for sexual favors or any other verbal or physical abuse of a sexual nature; (x) breach of his or her obligations to any member of the Company Group under any restrictive covenants in favor of any member of the Company Group or any unauthorized disclosure of any important and confidential information of any member of the Company Group, after written notice and a reasonable time to cure, if curable; or (xi) unlawful use (including being under the influence) or possession of drugs illegal under applicable state law.

(b) Disability. For purposes of this Award, “Disability” shall mean “Disability” as such term is defined in any employment, consultancy, service, severance or similar agreement between the Holder and the Company or any of its affiliates then in effect, or, if there is no such agreement or such agreement does not contain a definition of Disability (or a term of similar meaning), then “Disability” means the Holder’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(c) Good Reason. For purposes of this Award, (i) “Good Reason” shall mean that the Holder resigns from employment with the Company and its Subsidiaries as a result of one or more of the following reasons without the consent of the Holder: (A) the Company reduces the amount of the Holder’s base salary or target cash bonus opportunity (it being understood that the Board or the Committee shall have discretion to set the Company’s and the Holder’s personal performance targets to which the cash bonus will be tied and the actual bonus paid may deviate from the target cash bonus opportunity based on performance), (B) the Company adversely changes the Holder’s position as in effect as of the Grant Date or reduces his/her position, authority, duties, responsibilities or status materially inconsistent with the positions, authority, duties, responsibilities or status the Holder holds as of the Grant Date (for the avoidance of doubt, a change in Holder’s reporting responsibilities shall not give rise to Good Reason), or (C) the Company changes the Holder’s place of work to a location more than fifty (50) miles from the Holder’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (x) the Holder provides written notice to the Company of the existence of such condition not later than 60 days after the Holder knows or reasonably should know of the existence of such condition, (y) the Company fails to remedy such condition within 30 days after receipt of such notice and (z) the Holder resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (y) hereof.

4. Issuance or Delivery of Shares. Subject to Section 6.12, as soon as practicable (but no later than thirty (30) days) after the vesting of any portion of the Award, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested Shares to the Holder. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6. Prior to the issuance to the Holder of the Shares subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such Shares, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.

5.1. Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2. Investment Representation. The Holder hereby covenants that (a) any sale of any Share acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

6. Additional Terms and Conditions of Award.

6.1. Withholding Taxes. As a condition precedent to the issuance or delivery of the Shares upon the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company (or an affiliate) may be required, under all applicable federal, state, local, foreign or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder. The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company; (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (5) any combination of (1), (2), (3) and (4). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full. A determination by the Company to satisfy the Required Tax Payments by withholding Shares shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.

6.2. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

6.4. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.5. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.6. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Mavenir plc, Attn: Legal Department, LegalNotices@Mavenir.com, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code, shall be governed by the laws of England and Wales and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

6.9. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.10. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.11. Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.12. Exempt from Section 409A of the Code. This Award is intended to be exempt from Section 409A of the Code, and shall be interpreted and construed accordingly, and each settlement hereunder shall be considered a separate payment under Section 409A of the Code.

6.13. Protected Rights. Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Holder has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Holder also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Holder understands that nothing contained in this Agreement limits Holder’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Holder further understands that this Agreement does not limit Holder’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Holder’s right to receive an award for information provided to any Government Agencies.

MAVENIR PLC

2020 EQUITY INCENTIVE PLAN

Option Award Notice

[Name of Optionee]

You have been awarded an option to purchase Class A ordinary shares of Mavenir plc, a public limited company incorporated under the laws of England and Wales (the “Company”). The option is granted pursuant to the terms and conditions of the Mavenir plc 2020 Equity Incentive Plan (the “Plan”) and the Share Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Share Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:	You have been awarded a Nonqualified Share Option to purchase from the Company [____] of its Class A ordinary shares, subject to adjustment as provided in Section 5.2 of the Agreement.

Grant Date:	[____________________, _____][1]

Exercise Price:	The price per share at which Class A ordinary shares of the Company are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering, subject to adjustment as provided in Section 5.2 of the Agreement.[2]

Vesting Schedule:	Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Optionee, the Option shall vest with respect to 25% of the shares subject to the Option on the Grant Date on the one-year anniversary of the Initial Public Offering[3] and in twelve (12) equal quarterly installments every three (3) months thereafter, in each case, only if, (i) the Initial Public Offering occurs on or before [____ __], 2020 and (ii) Optionee remains continuously employed by the Company through the applicable vesting date. For the avoidance of doubt, if the Initial Public Offering does not occur on or before [_____ __], 2020, the Option shall be forfeited as of such date.

Expiration Date:	Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or exercised by Optionee pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00pm central time on the tenth anniversary of the Grant Date.

MAVENIR PLC

By:

Name:
Title:

[1]	NTD: To be on or prior to pricing.
[2]	NTD: For any grants made after the IPO, the Exercise Price will be equal to the Fair Market Value on the Grant Date.
[3]	NTD: For any grants made after the IPO, vesting will be measured from the Grant Date and not the IPO.

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Mavenir plc, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Optionee

Date

Signature Page to Share Option Agreement

MAVENIR PLC

2020 EQUITY INCENTIVE PLAN

SHARE OPTION AGREEMENT

Mavenir plc, a public limited company incorporated under the laws of England and Wales (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the Mavenir plc 2020 Equity Incentive Plan (the “Plan”), an option to purchase from the Company the number of Class A ordinary shares of the Company, par value $0.001 per share (the “Shares”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within Optionee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2. Time and Manner of Exercise of Option.

2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2. Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). The Option shall be vested and exercisable following a termination of Optionee’s employment according to the following terms and conditions:

(a) Termination of Employment due to Death or Disability. If Optionee’s employment with the Company terminates by reason of Optionee’s death or termination by the Company due to Disability, then in either such case the Option shall become fully vested as of the date of termination, and the Option may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of termination of employment and (ii) the Expiration Date.

(b) Termination of Employment Without Cause or Resignation for Good Reason. If Optionee’s employment with the Company terminates by reason of (i) the Company’s termination of the Optionee’s employment without Cause or (ii) the Optionee’s resignation from employment for Good Reason, then in either such case the Option shall become fully vested as of the date of termination, and the Option may thereafter be exercised by Optionee until and including the earlier to occur of (x) the date which is one year after the date of termination of employment and (y) the Expiration Date.

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(c) Termination by the Company or by the Optionee for Any Other Reason. If Optionee’s employment with the Company is terminated for any other reason not specified in Section 2.2(a), Section 2.2(b) or Section 2.2(d) (including by Optionee by reason of Optionee’s resignation from employment other than for Good Reason) the unvested portion of the Option shall terminate immediately upon such termination of employment and the Option, to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is ninety (90) days after the date of such termination of employment and (ii) the Expiration Date.

(d) Termination by Company for Cause. If Optionee’s employment with the Company terminates by reason of the Company’s termination of Optionee’s employment for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.

(e) Definitions.

(i) Cause. For purposes of this Option, “Cause” shall mean “Cause” as such term is defined in any employment, consultancy, service, severance or similar agreement between the Optionee and the Company or any of its affiliates in effect on the Grant Date (but, for the avoidance of doubt, not any severance plan, practice or arrangement), or, if there is no such agreement or no such agreement contains a definition of Cause (or a term of similar meaning, such as “good cause”), then “Cause” means the Optionee’s: (i) refusal or failure to follow one or more written policies of the Company or any of its affiliates (collectively, the “Company Group”) (including any applicable code of conduct or ethics) that are applicable to the Optionee; (ii) conduct amounting to gross incompetence; (iii) prolonged or chronic absence (excluding vacations, illnesses, serious health conditions or approved leaves of absence) from work, which is not authorized or excused; (iv) willful refusal or failure to perform lawful duties, or to comply with any lawful instruction or resolution of the Board or the board of directors (or similar body) of any member of the Company Group or of the Optionee’s supervisor; (v) embezzlement, misappropriation of any property or other asset of any member of the Company Group or misappropriation of a corporate opportunity of any member of the Company Group; (vi) offer, payment, solicitation or acceptance in violation of the policies of any member of the Company Group or any law of any bribe, kickback or item of value with respect to the business of any member of the Company Group; (vii) indictment or commission of or the entering of a plea of nolo contendere or guilty with respect to, any felony whatsoever or any misdemeanor involving moral turpitude; (viii) misconduct or illegal conduct which is detrimental to any member of the Company Group (including, without limitation, disparagement that materially adversely affects the reputation of the Company Group); (ix) engagement in any unwelcome sexual advances, requests for sexual favors or any other verbal or physical abuse of a sexual nature; (x) breach of his or her obligations to any member of the Company Group under any restrictive covenants in favor of any member of the Company Group or any unauthorized disclosure of any important and confidential information of any member of the Company Group, after written notice and a reasonable time to cure, if curable; or (xi) unlawful use (including being under the influence) or possession of drugs illegal under applicable state law.

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(ii) Disability. For purposes of this Option, “Disability” shall mean “Disability” as such term is defined in any employment, consultancy, service, severance or similar agreement between the Optionee and the Company or any of its affiliates in effect on the Grant Date, or, if there is no such agreement or such agreement does not contain a definition of Disability (or a term of similar meaning), then “Disability” means the Optionee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(iii) Good Reason. For purposes of this Option, (i) “Good Reason” shall mean that the Optionee resigns from employment with the Company and its Subsidiaries as a result of one or more of the following reasons without the consent of the Optionee: (A) the Company reduces the amount of the Optionee’s base salary or target cash bonus opportunity (it being understood that the Board or the Committee shall have discretion to set the Company’s and the Optionee’s personal performance targets to which the cash bonus will be tied and the actual bonus paid may deviate from the target cash bonus opportunity based on performance), (B) the Company adversely changes the Optionee’s position as in effect as of the Grant Date or reduces his/her position, authority, duties, responsibilities or status materially inconsistent with the positions, authority, duties, responsibilities or status the Optionee holds as of the Grant Date (for the avoidance of doubt, a change in Optionee’s reporting responsibilities shall not give rise to Good Reason), or (C) the Company changes the Optionee’s place of work to a location more than fifty (50) miles from the Optionee’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (x) the Optionee provides written notice to the Company of the existence of such condition not later than 60 days after the Optionee knows or reasonably should know of the existence of such condition, (y) the Company fails to remedy such condition within 30 days after receipt of such notice and (z) the Optionee resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (y) hereof.

2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (a) in cash (or cash equivalent), (b) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (c) authorizing the Company to withhold whole Shares that would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (d) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (e) by a combination of (a), (b) and (c), and (ii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash (or cash equivalent) by Optionee. No Share or certificate representing a Share shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.1, have been paid.

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2.4. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.    Notwithstanding anything in this Agreement to the contrary, other than upon a termination of Optionee’s employment by the Company for Cause, if the exercise of the Option within the applicable time periods set forth in this Section 2 is prevented by the provisions of Section 5.3, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in no event later than the Expiration Date.

3. Transfer Restrictions and Investment Representations.

3.1. Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2. Investment Representation. Optionee hereby represents and covenants that (a) any Shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

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4. Protected Disclosures.

4.1. Notwithstanding anything in this Agreement to the contrary, Optionee understands and agrees that nothing in this Agreement shall or shall be construed to:

(a) prohibit Optionee, confidentially or otherwise, from communicating or filing a charge or complaint with, participating in, or giving other disclosures to a governmental or regulatory entity (including, without limitation, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General), in each case without receiving prior authorization from, or having to disclose any such conduct to, the Company;

(b) prohibit Optionee from responding if properly subpoenaed or otherwise required to do so under applicable law, provided that such disclosure does not exceed the extent required by such law and Optionee promptly provides written notice of any such order to the Company within two (2) business days of receiving such order and allow the Company and its affiliates, in their sole discretion, to seek a protective order or other appropriate remedy;

(c) limit Optionee’s right to receive an award for information provided to any governmental agency, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

(d) prohibit Optionee from testifying in an administrative, legislative, or judicial proceeding regarding alleged criminal conduct or sexual harassment when Optionee has been required or requested to attend a proceeding pursuant to court order, subpoena, or written request from an administrative agency or legislature;

(e) prevent the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on sex, failure to prevent harassment or discrimination based on sex, or retaliation against a person for reporting an act of harassment or discrimination based on sex, as those claims are defined under the California Fair Employment and Housing Act, to the extent the claims are filed in a civil or administrative action and to the extent such disclosures are protected by law; or

(f) restrict or impede Optionee from discussing the terms and conditions of Optionee’s employment or otherwise exercising Optionee’s rights under Section 8 of the National Labor Relations Act.

4.2. The Company hereby notifies Optionee that U.S. federal law provides that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official (either directly or indirectly) or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement limits or otherwise affects any such rights or creates liability for any such protected conduct. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

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5. Additional Terms and Conditions.

5.1. Withholding Taxes. (a) As a condition precedent to the issuance of Shares following the exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee.

(b) Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole Shares having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (iii) authorizing the Company to withhold whole Shares which would otherwise be delivered to the Optionee having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iv) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (v) any combination of (i), (ii), (iii) and (iv). Shares to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No Share or certificate representing a Share shall be issued or delivered until the Required Tax Payments have been satisfied in full. A determination by the Company to satisfy the Required Tax Payments by withholding Shares shall be made by the Committee if the Optionee is subject to Section 16 of the Exchange Act.

5.2. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of Shares to change, such as a share dividend, share split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

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5.3. Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the U.S. Securities Act of 1933, as amended, shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the U.S. Securities Act of 1933, as amended. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.4. Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of Shares purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 5.1.

5.5. Option Confers No Rights as Shareholder. Optionee shall not be entitled to any privileges of ownership with respect to Shares subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a shareholder of record with respect to such issued shares. Optionee shall not be considered a shareholder of the Company with respect to any such shares not so purchased and issued.

5.6. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

5.7. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

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5.8. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

5.9. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Mavenir plc, Attn: Legal Department, LegalNotices@Mavenir.com, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

5.10. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code, shall be governed by the laws of England and Wales and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.11. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. Optionee hereby acknowledges receipt of a copy of the Plan.

5.12. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.

5.13. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

5.14. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

5.15. Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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